Exhibit 10.10

EVOGENE SHARE OPTION PLAN (2002)

1.	NAME.

This plan, as amended from time to time, shall be known as the Evogene Share Option Plan (2002)(the “Plan”).

2.	PURPOSE AND DEFINITIONS.

2.1 The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of Evogene Ltd. (the “Company”) and of the Company’s subsidiaries, and to promote the Company’s business by providing such individuals with opportunities to receive options (“Options”) to purchase Ordinary Shares (“Shares”) in the Company pursuant to the Plan.

2.2 Definitions. As used herein, the following definitions shall apply:

(a) “Cause” means any of the following: (i) the Grantee’s theft, dishonesty, or falsification of any Company documents or records; (ii) the Grantee’s improper use or disclosure of the Company’s confidential or proprietary information; (iii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (iv) any material breach of the Grantee of any employment or other agreement between the Grantee and the Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Grantee’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Grantee’s ability to perform his or her duties with the Company. For purposes of the definition of Cause, with respect to a Grantee employed by or providing services to a subsidiary of the Company, “Company” shall include the subsidiary employing or engaging the services of the Grantee.

(b) “Cessation” means termination of the Service Provider’s relationship with the Company. In the event of Cessation of a Grantee’s relationship with the Company, such Grantee’s relationship with the Company shall be deemed to have ceased upon the delivery to the Grantee of notice of discharge or the delivery to the Company of the letter of resignation, as the case may be, irrespective of the effective date of such resignation or discharge.

(c) “Consultant” means any person who is engaged by the Company or any subsidiary to render consulting, advisory or other services to such entity.

(d) “Employee” means any person, including officers and directors, employed by the Company or any subsidiary of the Company.

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(e) “Grantee” means a person to whom Options shall be granted pursuant to this Plan.

(f) “Service Provider” means an Employee, director or Consultant.

3.	ADMINISTRATION.

3.1 The Plan will be administered by a Share Option Committee (the “Committee”), which will consist of such number of Directors of the Company (not less than two (2) in number), as may be determined from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused.

3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3 Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have full authority in its discretion, from time to time and at any time, to propose to the Board of Directors (i) the Grantees, (ii) the number of Shares to be covered by each Option, (iii) the time or times at which Options shall be granted, (iv) the price, schedule and conditions on which Options may be exercised and on which Shares shall be paid for, (v) the schedule and conditions on which Options and/or Shares shall be released from the trust, if applicable, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. All proposed Option grants shall be subject to the approval of the Board of Directors of the Company. Grants of Options shall be made pursuant to written notification to Grantees setting out the terms of the grant, as set forth in Sub-section 7.3 below.

3.4 The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

4.	ELIGIBLE GRANTEES.

4.1 No Option may be granted pursuant to this Plan to any director of the Company at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors under Section 273 of the Companies Law (1999).

4.2 Subject to the limitation set forth in Sub-section 4.1 above and any restriction imposed by applicable law, Options may be granted to any employee, director or consultant of the Company or any of its subsidiaries. The grant of an Option to a Grantee hereunder shall neither entitle such Grantee to participate, nor disqualify such Grantee from participating, in any other grant of Options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its related companies.

5.	TRUSTEE.

The Committee may choose to deposit the Options granted pursuant to the Plan with a trustee (the “Trustee”). In such event, the Trustee shall hold such Option in trust, until exercised by the Grantee, and in the case of Options granted pursuant to Section 102 of the Israel Income Tax Ordinance (New Version), 1961 (the “Israel Income Tax Ordinance”) in accordance with the provisions of such Section 102 and the rules promulgated thereunder, pursuant to the Company’s instructions from time to time. If determined by the Committee, the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon the exercise of Options.

6.	RESERVED SHARES.

The Company has reserved 500,000 authorized but unissued Ordinary Shares, nominal value NIS 0.01 per share, of the Company for purposes of the Plan, subject to adjustment as provided in Section 11 hereof. Any Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

7.	GRANT OF OPTIONS.

7.1 The Board of Directors in its discretion may award to Grantees Options to purchase Shares in the Company available under the Plan. The date of grant of each Option shall be the date specified by the Board of Directors at the time such award is made.

7.2 Subject to the provisions of the Plan, the Committee may grant Options in a manner aimed at (i) complying with the requirements of Section 102 of the Israel Income Tax Ordinance and the rules promulgated thereunder; (ii) complying with the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended from time to time, or any successor provisions and any regulations thereunder (“Incentive Stock Options”) and not complying with such requirements (“Nonstatutory Stock Options”); or (iii) complying with the applicable tax laws of any other jurisdiction to which Grantees may be subject. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries.

7.3 The instrument granting an Option (the “Option Agreement”) shall state, inter alia, (i) the number of Shares covered thereby, the dates when it may be exercised (subject to Sub-section 9.1), (ii) the exercise price per Share subject to the Option, (iii) the schedule on which such Shares may be paid for and (iv) such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence other than parental leave pursuant to law.

8.	OPTION PRICES

8.1 Fair Market Value. The exercise price per Share subject to each Option shall be as determined by the Committee, subject to Board approval, but shall not without the approval of the Board of Directors be less than the Fair Market Value of each Share on the date of grant of the Option. Incentive Stock Options may be granted only at Fair Market Value. “Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:

(i) If the Ordinary Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Ordinary Shares on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Ordinary Shares, the Fair Market Value thereof shall be determined in good faith by the Committee after consultation with the Company’s independent auditors.

8.2 If at any time the Fair Market Value of the Company’s Ordinary Shares drops below the exercise price of any Options granted hereunder, the Board of Directors shall be entitled to reduce the exercise price of such Options to the Fair Market Value of the Company’s Ordinary Shares on the date of such reduction.

9.	EXERCISE OF OPTION.

9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan.

9.2 An Option, or any part thereof, shall be exercisable by the Grantee’s signing and returning to the Company at its principal office (and to the Trustee, if applicable), a “Notice of Exercise” in such form and substance as may be prescribed by the Committee from time to time, together with full payment for the Shares underlying such Option. Each payment for Shares under such an Option shall be in respect of a whole number of Shares, shall be effected in cash or by check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

10.	TERMINATION OF RELATIONSHIP AS SERVICE PROVIDER.

10.1 Resignation and Termination Without Cause. If a Grantee resigns, or is terminated without cause from his or her relationship as a Service Provider of the Company or of the subsidiary that employed the Grantee, such Grantee may, within three (3) months of the Cessation (but in no event later than the expiration of the term of the Option Agreement), exercise any of his or her Options that are vested at the date of Cessation. All of such Grantee’s rights with respect to the Options granted to him or her under the Plan that are not vested at the date of Cessation, shall terminate and the underlying Shares shall revert to the Plan immediately upon the Cessation. If within three (3) months of the Cessation, such Grantee does not exercise his or her vested Options, all of such Grantee’s rights with respect to any Options that have not been exercised shall terminate and the underlying Shares shall revert to the Plan.

10.2 Termination For Cause. If a Grantee’s relationship as a Service Provider of the Company or of the subsidiary that employed the Grantee is terminated for Cause, such Grantee may, within one (1) month of the Cessation (but in no event later than the expiration of the Option Agreement), exercise any of his or her Options that are vested at the date of Cessation. All of such Grantee’s rights with respect to the Options granted to him or her under the Plan that are not vested at the date of Cessation shall terminate and the underlying Shares shall revert to the Plan immediately upon the Cessation. If within one (1) month of the Cessation, such Grantee does not exercise his or her vested Options, all of such Grantee’s rights with respect to any Options that have not been exercised shall terminate and the underlying Shares shall revert to the Plan.

10.3 Death and Disability. If a Grantee should die, or if a Grantee ceases to serve as a Service Provider of the Company or of the subsidiary that employed the Grantee by reason of such Grantee becoming incapacitated while a Service Provider as a result of an accident or illness or other cause which is approved by the Committee, such Grantee (or such Grantee’s successors, as the case may be) shall, subject to approval of the Committee (which shall not be unreasonably withheld), continue to enjoy rights under the Plan on such terms and conditions as the Committee in its discretion may determine.

10.4 Continuation of Relationship. A Service Provider’s relationship with the Company or with the subsidiary that employs the Grantee shall not be deemed to have ceased in either of the following circumstances:

(i) with respect to an Employee, in the event of any leave of absence approved by the Company (or by the subsidiary that employs the Grantee); provided that, unless the Board of Directors resolves otherwise, vesting of Options shall be tolled during any such leave of absence; or

(ii) in the event of transfers between the Company, any subsidiary, or any successor.

10.5 Notwithstanding the foregoing provisions of Section 10, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Section 10, but in no event beyond the term of the Option.

11.	ADJUSTMENTS.

Upon the occurrence of any of the following described events, a Grantee’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

11.1 Changes in Capitalization.

Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been reserved for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, bonus shares (stock dividend), combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

11.2 Merger, Acquisition, or Asset Sale.

(a) In the event of a merger or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity, an acquisition of all or substantially all of the shares of the Company, or the sale of substantially all of the assets of the Company (each such event, a “Transaction”), each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(b) In the event that the successor corporation refuses to assume or substitute for the Option, the Grantee shall fully vest in and have the right to exercise the Option with respect to all Shares subject to the Option, including Shares that otherwise would not have vested. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Transaction, the Committee shall notify the Grantee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

(c) For the purposes of this sub-section 11.2, the Option shall be considered assumed if, following a Transaction, the option or right confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely common stock of the successor corporation or its parent or subsidiary, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its parent or subsidiary equal in fair market value to the per share consideration received by holders of Shares in the Transaction.

12.	NON-TRANSFERABILITY OF OPTIONS AND SHARES.

12.1 No Option may be transferred other than by will or by the laws of descent and distribution, and during the Grantee’s lifetime an Option may be exercised only by such Grantee.

12.2 Shares for which full payment has not been made, shall not be assignable or transferable by the Grantee. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Grantee’s rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Grantee to such Grantee’s estate or other successors by operation of law or will, whose rights therein shall be governed by Sub-section 10.3 hereof, and as may otherwise be determined by the Committee.

13.	TERM AND AMENDMENT OF THE PLAN.

13.1 The Plan was adopted by the Board of Directors of the Company on March 14, 2002, and shall expire on March 13, 2012 (except as to Options outstanding on that date).

13.2 The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action of the Company alter or impair the rights of a Grantee, without such Grantee’s consent, under any Option previously granted to such Grantee.

14.	TERM OF OPTION.

Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date of grant (or any shorter period set forth in the Option Agreement), such Option, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Grantee in and to the same shall expire.

15.	CONTINUANCE OF EMPLOYMENT OR SERVICE.

Neither this Plan nor any offer of Shares or Options to a Grantee shall impose any obligation on the Company or a related company thereof, to continue to employ or engage the services of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or service of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or services at any time.

16.	LOCK-UP PERIOD.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Grantee shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Options or Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to impose stop-transfer instructions with respect to the Shares acquired upon the exercise of the Options until the end of the applicable stand-off period.

17.	VOTING OF SHARES, DISTRIBUTIONS.

17.1 All Shares issued upon the exercise of Options granted under the Plan shall entitle the Grantee to all the rights attached to Shares of the Company, including the right to receive dividends and other distributions with respect thereto and to vote the same at any meeting of the shareholders of the Company, subject to the provisions of Sections 17.2 and 17.3 below.

17.2 Stock dividends distributed with respect to Shares issued upon the exercise of an Option granted under Section 102 of the Israel Income Tax Ordinance and held by the Trustee, shall be remitted to the Trustee for the benefit of such Grantee for so long as the Shares in respect of which such stock dividends were distributed are held in trust by the Trustee. Cash dividends, however, shall be paid directly to the Grantee.

17.3 Until the closing of an initial public offering of equity securities of the Company, Shares issued upon the exercise of Options granted under the Plan shall be voted by an irrevocable proxy to the Chairman of the Board of Directors of the Company. On each and every issue brought before the shareholders of the Company for their resolution, the Chairman of the Board of Directors of the Company shall vote in accordance with the resolution that would have been adopted by all shareholders of the Company actually voting on such issue other than the shareholders represented by such proxy. Each Grantee shall authorize the Trustee to sign such a proxy with respect to his or her Shares.

18.	GOVERNING LAW.

The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

19.	TAXES.

(a) All tax liability regarding the grant or exercise of the Options, and the issue, holding and disposition of the Shares shall be borne by the Grantee. Furthermore, such Grantee shall agree to indemnify the Company or its subsidiary that employs or engages the services of the Grantee and the Trustee, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Options by or on behalf of a Grantee until all tax consequences arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

(b) The Company or any of its subsidiaries may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Options granted under the Plan and the exercise thereof including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Grantee, and/or (ii) requiring a Grantee to pay to the Company or any of its subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares.

Approved by the Board of Directors on March 14, 2002.

Approved by the Shareholders on March 15, 2002.